EX-10.5

                              SONOMA COLLEGE, INC.
                    Employment Contract with H. John Stalcup

       Agreement entered into February 26, 2004, between H. John Stalcup, Ph.D. ("Stalcup"), and Sonoma College, Inc. ("Company")

1.     SCOPE OF EMPLOYMENT

1.1. SONOMA COLLEGE. Stalcup shall have the title of "president and chief academic officer" of the school, Sonoma College ("College"), which is owned and controlled by the Company, and will have the duties and responsibilities as assigned by the board of directors of the company associated with the operations of the College.

1.2. THE COMPANY. Stalcup shall also be a director on the board of directors of the Company as long as he is employed by the Company.

2. TERM OF THE AGREEMENT. Stalcup has been employed by the Company since July 1, 2003. His employment under this Agreement commenced July 1, 2003, and shall terminate June 30, 2007, and thereafter renewable year-to-year by the Company no later than May 31.

3.     COMPENSATION.

3.1.   BASE SALARY. $75,000 per year during the four-year agreement.

3.2. PERFORMANCE INCENTIVE PAY. The quarterly performance incentive pay will be determined and paid as follows:

       3.2.1. AMOUNT: Incentive Bonus of up to $18,750 each quarter.

       3.2.2. QUARTERLY REVIEW: Each calendar quarter commencing July 1, 2003.

       3.2.3. BASIS OF QUARTERLY GOALS.

              3.2.3.1. 50% based on quarterly Enrollment Targets & Profitability targets ("ETP Element").

              3.2.3.2. 50% based on quarterly Management and Curricular Objectives ("MCO Element").

              3.2.3.3. The ETP Element and the MCO Element Goals will be mutually agreed upon for each quarter no later than 15 days after the commencement of the quarter.

       3.2.4. PAYMENT BASED ON GOALS:

              3.2.4.1. Payments are based on achieving separately and independently the Goals for each Element. Payment or achieving Goals for one Element are not dependent on achieving the Goals for the other Element.

              3.2.2.2. Achievement of Less than 80%: If achievement is less than 80% of the Goals for an Element, then no Incentive Payment is made for that Element.

              3.2.2.3. Achievement of 80% to 100%: If achievement is 80% to 100% of the Goals for an Element, then the Incentive Payment shall be a percentage of the maximum amount of the Incentive payable for that Element. (For example, if the College achieves 90% of the Goal for an Element, then 90% of $9,375 will be paid.)

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              3.2.2.4. Achievement exceeding 120% of the ETP Elements for all four quarters: If achievement exceeds 120% of the Goals for ETP Elements for all four quarters, then Stalcup shall receive an additional $25,000 Incentive Bonus.

3.3.   PERFORMANCE INCENTIVE PAY FOR FY 2003-2004.

       3.3.1. BASIC BONUS. Notwithstanding the provisions under 3.2, Stalcup will receive a minimum Incentive Bonus of $50,000 for the year July 1, 2003, to June 30, 2004, and can receive a maximum bonus of $75,000.

       3.3.2. PAYMENT SCHEDULE. Stalcup has received $12,000 of the Incentive Bonus and will receive an additional $6,500 by January 30, 2004, and $6,500 by February 15, 2004. Stalcup will receive an additional $25,000 of the Incentive Bonus no later than April 2, 2004.

       3.3.3. ADDITIONAL BONUS. Stalcup will receive an additional $25,000 if Sonoma College achieves the ETP and MCO Element Goals for both the 3rd and 4th quarters of the fiscal 2003-2004 year, and if earned will be paid promptly after the end of the fourth quarter.

3.4.   STOCK OPTIONS. Stock Options will be granted to Stalcup as follows:

       3.4.1. FIRST-YEAR OPTIONS. Stalcup will receive immediately vested stock options that if exercised would equal 5% of the outstanding stock of the Corporation as of January 22, 2004.

       3.4.2. SUBSEQUENT OPTIONS. Subsequent options totaling 15% will be issued as provided below:

              3.4.2.1. Option Year will run from July 1 to June 30 of each year. The first option year will commence July 1, 2004.

              3.4.2.2. Stalcup must be employed by Sonoma College on June 30 of the option year to be eligible for that year's options. No partial year options will be granted.

              3.4.2.3. Stock Option Percentage to be granted for an option year will be 5% of the outstanding shares as of June 30 of the option year if 80% of the performance goals have been met.

              3.4.2.4. Performance Goals for the stock options will be based on the yearly attainment of the ETP Element.

       3.4.3. SALE OF COMPANY OR MAKING OF A PUBLIC OFFERING. Sale of Company or Making of a Public Offering will be based on the amount of options that Stalcup has been issued up to that point. Stalcup agrees to exercise the options if such action is a necessary prerequisite to a public offering or sale of the Company.

       3.4.4. EXERCISE PRICE. Exercise Price of Options will be a price equal to 50% of the value of a share of stock at the time of exercise. Stalcup may surrender options, using the value of the options to purchase the shares.

       3.4.5. EXPIRATION OF OPTIONS. Options will Expire five years after the date of the options are issued.

       3.4.6. ADDITIONAL AGREEMENTS AND FORMS. The parties agree to execute documents and forms necessary to comply with any applicable laws, such as those relating to securities laws of California.

3.5.   OTHER EXPENSES: Stalcup will receive monthly the additional sums:

       3.5.1. $200 for health insurance, until such time as the College has a health plan.

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       2.4.2. $250 for auto/travel to cover all expenses involved in auto travel for Sonoma operations, such as to and from San Francisco. There will be no other reimbursement for auto travel expenses.

       3.5.3. Reimbursement of actual costs for use of cell phone, not to exceed $150.

3.6.   VACATION.

       3.6.1. At the end of each quarter Stalcup is employed, he will receive one week of vacation (or a lesser amount if necessary to comply with section 3.6.2), for a maximum of four weeks of vacation for any one year.

       3.6.2. Vacation time must be used in the manner provided in the employee handbook for Sonoma College. However, no more than six consecutive work days can be taken at a time without prior approval of David Weaver, or other person designated by the Company's Board of Directors. (A work day is any day, Monday through Friday, that the College's administrative staff maintains open the College's offices.)

       3.6.2. A maximum of four weeks can be accrued by Stalcup at any time.

3.7. DETERMINATION OF ACHIEVEMENT OF GOALS. The determination of the percentage achieved for all Goals shall be made in good faith by David Weaver and Charles Newman, or others designated by the Board of Directors.

4.     REPORTING REQUIREMENTS.

4.1. LINES OF COMMUNICATION. Stalcup will report to David H. Weaver for all issues except marketing. For marketing issues, Stalcup will report to Joseph Keats. The reporting lines can be changed by the Board of Directors. Stalcup will also report to the Board of Directors.

4.2. PERFORMANCE REPORTS. Stalcup will provide quarterly reports to the Board of Directors within two days of the end of a quarter. The reports will contain information regarding the progress of the College during the quarter in terms of enrollment, attainment of management and curricular objectives, and proposed objectives for the next quarter. The Board of Directors will respond by the 46th day following the quarter regarding its evaluation of Stalcup's quarterly progress and the upcoming quarterly objectives. (The CFO will prepare financial reports by the end of the month following the quarter.)

4.3. BUSINESS PLAN. Stalcup is to provide a yearly proposed business plan covering the next three years on a yearly basis. The business plan is to cover the fiscal year--July 1 to June 30--and is to be submitted by May 1 before the upcoming fiscal year.

5.     CONFIDENTIALITY AND NON-COMPETITION.

5.1. CONFIDENTIALITY. At all times during and after Stalcup's employment, Stalcup will hold in trust, keep confidential, not make use of, and not disclose or reveal to any third party any Confidential Information, except in the course of Stalcup's employment with Company and for the benefit of Company. Stalcup will not cause the transmission, removal, or transport of Confidential Information or Inventions from Company's principal place of business in California, or such other place of business specified by Company, without prior written approval of David Weaver, or such other person as specified by the board of directors of the Company. Stalcup acknowledges that the unauthorized use or disclosure of Confidential Information may be highly

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prejudicial to the interests of Company or its Clients,  an invasion of privacy, or an improper disclosure of trade secrets.

5.2. NON-COMPETE DURING EMPLOYMENT. Except with the express prior written consent of David Weaver or another person designated by the board of directors of the Company, Stalcup will not, during the period of employment with Company,
(i) engage in any employment or activity other than for Company in any business in which Company is engaged or contemplates engaging, (ii) induce any other employee of or consultant to Company to engage in any such employment or activity, or (iii) solicit any Clients or potential Clients of Company for services similar to those performed by Company, even if not directly competitive with such services.

5.3. PROPER CONDUCT. During the term of this contract, Stalcup will not engage in any activity that will harm the professional, moral, legal, or ethical image of Sonoma College, and that he will not act, nor fail to act if the circumstance requires, that will affect Sonoma College's accreditation, licensing, or governmental approvals.

6.     MISCELLANEOUS.

6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made herein, and the covenants made in this Agreement shall survive beyond the date of this agreement.

6.2. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof, except for the agreements required under section 7.

6.3. RESTRICTION ON ASSIGNMENT. Neither party may assign any rights or obligations under this Agreement to another party without the prior written consent of each other party, provided that no such assignment shall relieve each of the party's obligations hereunder, if such assignee does not fully perform the assignor's obligations.

6.4. AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by all of the parties.

6.5. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

6.6. NOTICE. All Notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by FAX or by registered mail, certified mail (postage prepaid, return receipt requested), express mail, or overnight courier delivery service, to the respective parties as follows:

SONOMA COLLEGE, INC.:
Charles Newman
Port Parties
711 12th Avenue, Mezzanine Level, Suite 107
New York, New York 10019

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(212) 977-7414
(212) 977-8826 (fax)

H. John Stalcup:
P.O. Box 928
Glen Ellen, California 95442
(707) 938-8863

or to such other address as the person whom notice is given may have previously furnished to the other in writing in the manner set forth above.

6.7. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and its successors and assigns, but nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever.

6.8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

6.9. GOVERNING LAW. This Agreement and any disputes arising hereunder shall be interpreted and construed under, and be governed by, the local, internal laws of the State of California as such laws are applied to any act or agreement entered into in California between California residents and performed entirely within California.

7.     ASSIGNMENTS AND LICENSING AGREEMENTS.

7.1. STALCUP'S INTERESTS IN INTELLECTUAL PROPERTY. Material developed by Stalcup during his employment with the Company relating to the operation of the College and the courses and services offered by the Company, are solely the property of the Company, and constitute a "work made for hire." To the extent that any such work product is not a "work made for hire," Stalcup agrees to assign and upon creation thereof, assigns all rights, to such property to the Company. The parties acknowledge that this agreement does not apply to any "invention" that qualifies under California Labor Code section 2870, which is reprinted in its entirety in Exhibit A, and Stalcup acknowledges receipt of it. The parties recognize that some material relating to "Homeland Security" and "First Responder" were developed prior to Stalcup's employment by the Company and are addressed in 7.2.

7.2.   SEPARATE INTELLECTUAL PROPERTY.

       7.2.1. The parties recognize that some of the materials utilized in the Homeland Security courses contain intellectual property (namely, copyrighted material and trademarks) owned only in part by Stalcup (under the name Homeland Safety Training, Inc.) and in part by Whitney Evans. However, Stalcup represents that he has the authority to grant and does hereby grant a license to the Company for the use the materials to the Company under federal copyright and trademark law.

       7.2.2. The parties recognize that all of the materials now contained in the "First Responder Curriculum" were developed before Stalcup became employed by the Company and include intellectual property not owned solely by Stalcup (under the name

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       Homeland Safety Training, Inc.). However, Stalcup represents he has the authority to grant and does hereby grant a license to the Company for the use of the materials used in the "First Responder Curriculum" and that he will not grant to any other person the right to use such materials in a competing first responder curriculum (although certain parts are and may be used in other educational materials).

       7.2.3. In consideration of the assignments and licences granted the Company in this section 7.2, the Company agrees to grant options on the Company's stock equal to in value of $200,000, as of June 30, 2007, provided that the granting of such options shall be accelerated in the same manner as Stalcup's options under section 3.4.3. Such options are granted to Homeland Safety Training, Inc. ("HSTi"). The exercise and pricing of the options shall be as provided in section 3.4.

       7.2.4. The parties agree to negotiate in good faith and execute within two days of the date of this agreement, a separate agreement, to which Stalcup and HSTi will be parties, to protect the intellectual property rights of the Company as set forth in this Section 7.2.

       7.2.5. The parties agree to negotiate and execute any ancillary agreements or documents (such as assignment forms required by the Trademark Office or the Copyright office) necessary to protect the respective interests in the intellectual property.

Date: February 26, 2004                 Date: February 26, 2004

/s/ Charles Newman                      /s/ H. John Stalcup
---------------------------             ---------------------------
Charles Newman, CEO                     H. John Stalcup, Ph.D.
Sonoma College, Inc.


CAUTION: THIS AGREEMENT AFFECTS YOUR RIGHTS TO INVENTIONS YOU MAKE DURING YOUR EMPLOYMENT AND RESTRICTS YOUR RIGHT TO DISCLOSE OR USE COMPANY'S CONFIDENTIAL INFORMATION DURING OR AFTER YOUR EMPLOYMENT.


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EXHIBIT A

COMPANY'S WRITTEN NOTIFICATION TO STALCUP OF LABOR CODE SECTION 2870

       In accordance with California Labor Code section 2872, you are hereby notified that your Confidentiality and Invention Assignment Agreement does not require you to assign to Company any Invention for which no equipment, supplies, facility, or trade secret information of Company was used and that was developed entirely on your own time, and does not relate to the business of Company or to Company's actual or demonstrably anticipated research or development, or does not result from any work performed by you for Company.

The following is the text of California's Labor Code section 2870:

"(a)   Any provision in an employment agreement which provides that an Employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the Employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the Employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

I hereby acknowledge receipt of this written notification.

Date: February 26, 2004

                                                   /s/ H. John Stalcup
                                                -------------------------
                                                     H. John Stalcup









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